SCHEDULE 14C
                                 (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION
             Information Statement Pursuant to Section 14(c) of the
               Securities Exchange Act of 1934 (Amendment No.   )


Check the appropriate box:

[_]  Preliminary information Statement

[_] Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]  Definitive information Statement

                             GRISTEDE'S SLOAN'S INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


--------------------------------------------------------------------------------
1) Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------
2) Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------
4) Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------
5) Total fee paid:

     [_]  Fee paid previously with preliminary materials:


--------------------------------------------------------------------------------

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

                            GRISTEDE'S SLOAN'S, INC.
                               823 ELEVENTH AVENUE
                          NEW YORK, NEW YORK 10019-3535

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 12, 1999

                                -----------------


To the Stockholders:

     The Annual Meeting of Stockholders of Gristede's Sloan's, Inc. (hereinafter called the "Company") will be held at The New York Hilton and Towers Hotel, 1335 Avenue of the Americas, New York, New York 10019, on Thursday, the 12th day of August, 1999 at 10:00 A.M., to consider and vote on the following matters described in this Notice and Information Statement:

     1. To elect two Class 1 directors to serve for a term expiring at the 2002 Annual Meeting of Stockholders.

     2. To approve an amendment to the 1998 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance upon exercise of options granted under the Plan from 500,000 to 1,500,000.

     3. To approve an amendment to the Certificate of Incorporation of the Company to change the name of the Company to Gristede's Foods, Inc.

     4. To transact such other business as may properly come before the meeting or adjournments thereof.


     The Board of Directors has fixed the close of business on July 12, 1999 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting.



                                       By Order of the Board of Directors


                                       Michael Seltzer
                                       Vice President and Secretary


New York, New York
July 16, 1999

                            GRISTEDE'S SLOAN'S, INC.

                                 ---------------

                              INFORMATION STATEMENT

                                -----------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                 AUGUST 12, 1999


     This information statement is being furnished to stockholders beginning on or about July 16, 1999 in connection with the Annual Meeting of Stockholders of Gristede's Sloan's, Inc. (the "Company") to be held on August 12, 1999 or any adjournments thereof, for the purposes set forth in the foregoing Notice of Annual Meeting.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. However, you may vote your shares of Common Stock at the Annual Meeting.

                             OUTSTANDING SHARES AND
                                  VOTING RIGHTS

     The Board of Directors has set the close of business on July 12, 1999 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting of Stockholders (the "Annual Meeting"). On that date, the Company had outstanding 19,636,574 shares of Common Stock, par value $.02 per share ("Common Stock"), each of which is entitled to one vote on each matter. No other class of securities other than Common Stock will be entitled to vote at the meeting. There are no cumulative voting rights.

     As of July 1, 1999, John A. Catsimatidis, the Chairman of the Board and Chief Executive Officer of the Company, owned of record, directly or indirectly, an aggregate of 17,841,950 shares of Common Stock, constituting approximately 90.9% of the shares entitled to vote at the Annual Meeting.

     Mr. Catsimatidis has informed the Company that he intends to vote all of the shares owned directly or indirectly by him in favor of each of the Board of Directors' nominees for directors listed below, for approval of the amendment to the Company's 1998 Stock Option Plan (the "1998 Option Plan") and for approval of the amendment to the Company's Certificate of Incorporation to change the name of the Company to Gristede's Foods, Inc. Consequently, such elections and approvals are expected to occur.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding ownership of Common Stock on July 1, 1999 by: (i) each stockholder known to the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each of the Company's directors and nominees for director; and (iii) all officers and directors of the Company as a group. The address of each person is c/o Gristede's Sloan's, Inc., 823 Eleventh Avenue, New York, N.Y. 10019-3535. The Company believes that ownership of the shares by the persons named below is both of record and beneficial and such persons have sole voting and investment power with respect to the shares indicated.

   Name and Address of                                             Number of         Percent of
    Beneficial Owner                                                Shares              Class
     --------------                                               ----------         ----------
John Catsimatidis..............................................   18,366,950(1)          91.1%
Martin Steinberg ..............................................      112,642                *
Dennis Berberich ..............................................       20,000(2)             *
Kishore Lall...................................................       15,000                *
Frederick Selby................................................       13,110(3)             *
Martin Bring ..................................................       11,000(3)             *
All officers and directors as a group (8 persons)..............   18,554,702(1)(2)(4)    91.9%

                                                        (Footnotes on next page)

----------
*    Less than 1%.

(1) Includes an aggregate of 12,456,174 shares held by corporations controlled by Mr. Catsimatidis, 60,200 shares held by Mr. Catsimatidis as a custodian, 2,057 shares held by a profit sharing plan of which Mr. Catsimatidis is a trustee, 605 shares held by Mr. Catsimatidis as a trustee of individual retirement accounts and currently exercisable options to purchase an aggregate of 525,000 shares of Common Stock.

(2) Includes 14,000 shares of Common Stock owned by Mr. Berberich's wife, as to which shares Mr. Berberich disclaims beneficial ownership.

(3) Includes for each of Messrs. Selby and Bring an aggregate of 11,000 shares of Common Stock which may be purchased upon the exercise of currently exercisable stock options.

(4) Includes an aggregate of 563,000 shares of Common Stock which may be purchased upon the exercise of currently exercisable stock options.


                              ELECTION OF DIRECTORS

     Two Class 1 directors to serve for a term expiring at the 2002 Annual Meeting shall be elected.

     The Class 1 directors shall each be elected by the affirmative vote of a plurality of the votes cast at the Annual Meeting. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. "Plurality" means that the individuals who receive the largest number of votes are elected as directors. Therefore, any shares not voted, whether by withheld authority, broker non-vote or otherwise, have no effect in the election of directors. The Board of Directors does not expect that any of the nominees will become unavailable to serve for any reason. If that should occur before the meeting, another nominee or nominees may be selected by the Board of Directors.

     In accordance with the Company's By-Laws, any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such stockholder's intent to make such nomination is given, either by personal delivery or by U.S. mail, to the Secretary of the Company at the main office of the Company not later than (i) with respect to an election to be held at any annual meeting of stockholders, 20 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to the stockholders. Each notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that such stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person(s)) pursuant to which the nomination(s) are to be made by such stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules promulgated by the Commission had each nominee been nominated or intended to be nominated by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Company if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing provisions.

     The names of, and certain information with respect to, each of the persons nominated for election as the Class 1 directors are as follows:

                              Director            Principal Occupation
      Name and Age              Since            for the Past Five Years
      ------------            --------           -----------------------

Martin Steinberg, 66..........  1998    Independent  consultant.  Mr.  Steinberg
                                        also served as a director of the Company from May 1974 to January 1991.

Kishore Lall, 51..............  1997    Director  of the Company  since  October
                                        1997;  consultant  to Red  Apple  Group,
                                        Inc.  from January 1997 to October 1997;
                                        private   investor  from  June  1994  to
                                        December 1996; Senior Vice President and
                                        Head of  Commercial  Banking of ABN AMRO
                                        Bank, New York branch from January 1991 until May 1994.

                     OTHER DIRECTORS AND EXECUTIVE OFFICERS

     The names of, and certain information with respect to, the two Class 2 directors (whose terms expire at the 2000 Annual Meeting) and the two Class 3 directors (whose terms expire at the 2001 Annual Meeting) are as follows:

                               Director             Principal Occupation
      Name and Age              Since              for the Past Five Years
       ----------              --------            -----------------------
         Class 2
          -----

Martin Bring, 56............... 1988    Partner in the law firm of Wolf,  Block,
                                        Schorr and  Solis-Cohen  LLP,  New York,
                                        New York and predecessor firm for more than five years.

Frederick Selby, 61............ 1978    Chairman  of  Selby   Capital   Partners
                                        (acquisition and sale of privately owned firms and divisions of public companies) for more than five years.

                               Director             Principal Occupation
       Name and Age             Since              for the Past Five Years
        ----------             --------            -----------------------
         Class 3
         -------

John A. Catsimatidis, 50....... 1988(1) Chairman  of the  Board,  President  and
                                        Chief  Executive  Officer of the Company
                                        since July 29,  1988;  Treasurer  of the
                                        Company  from July 28, 1988 to March 17,
                                        1998;   President  and  Chief  Executive
                                        Officer  of Red  Apple  Group,  Inc.  (a
                                        private diversified holding company) and
                                        Chairman   of  the   Board   and   Chief
                                        Executive Officer and Director of United
                                        Refining Company (a refiner and retailer
                                        of  petroleum  products)  for more  than
                                        five    years;    Director    of    News
                                        Communications Inc., a public company whose stock is traded over-the-counter, since December 4, 1991.

Dennis E. Berberich, 60.......  1998    Independent consultant. Prior to January
                                        1999,  President  of Canada Dry Bottling
                                        Company of New York, a privately held soft drink distributor, for more than ten years.

----------
(1) Mr. Catsimatidis also served as a director of the Company from November 4, 1986 to November 27, 1987.

     The other executive officers of the Company are Stuart Spivak and Michael Seltzer. Mr. Spivak, age 62, has been Executive Vice President and Chief Financial Officer of the Company since March 1998 and was Chief Financial Officer of various corporations which were acquired by the Company by merger in November 1997 (the "Food Group") for more than ten years prior thereto. Mr. Seltzer, age 49, has been Vice President and Secretary of the Company since March 1998 and was Vice President and Controller of the Food Group for more than ten years prior thereto.

Meetings of Board of Directors and Committees

     The Board of Directors met two times during the fiscal year ended November 29, 1998 ("Fiscal 1998") and acted four times by unanimous written consent of the directors during Fiscal 1998. All incumbent directors (other than Martin Bring and Dennis Berberich, each of whom missed one meeting), attended all meetings.

     The Board of Directors has a Compensation Committee, a Stock Option Committee and an Audit Committee. Frederick Selby, Martin Steinberg and Dennis Berberich are the members of each of the foregoing committees. The Compensation Committee and the Stock Option Committee did not meet during Fiscal 1998. The Audit Committee met once during Fiscal 1998.

     The function of the Audit Committee is to periodically review the conduct and scope of the audit of the Company's financial statements by its independent certified public accountants, to review the conduct of management of the Company in connection with such audit, and at such time as in the opinion of the Audit Committee, the scope of the business of the Company shall require it, to establish an internal audit committee for the Company. The Company does not have a nominating committee of the Board of Directors or committee performing similar functions.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires directors and officers of the Company and persons who own more than 10 percent of the Company's Common Stock to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of the common stock. Directors, officers and more than 10 percent stockholders are required by the Exchange Act to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during Fiscal 1998, all Section 16(a) filings applicable to its directors, officers and more than 10 percent beneficial owners were timely filed.

                             EXECUTIVE COMPENSATION

     The following table sets forth for Fiscal 1998, the nine month transition period from March 3, 1997 to November 30, 1997 (the "Transition Period") and the fiscal year ended March 2, 1997 certain information concerning the compensation paid or accrued to the Chief Executive Officer of the Company. During these periods, there were no persons serving as executive officers of the Company whose total salary and bonus exceeded $100,000.

                                                                                    Long-term Compensation
                                                                            -----------------------------------
                                                     Annual Compensation          Awards        Payouts
                                                  ------------------------- ------------------  -------
                                                                     Other                                All
                                                                    annual Restricted                    other
        Name and                                                    compen-   stock    Options   LTIP   compen-
        principal                                 Salary    Bonus   sation  award(s)   /Sar's   payouts sation
        position                  Year              ($)      ($)      ($)      ($)       ($)      (#)     ($)
----------------------------------------------------------------------------------------------------------------
John Catsimatidis, Chairman       1998           $100,000    $--      $--       $--      --       $--      $--
  of the Board, President
  and Chief Executive
  Officer
                           Transition Period           --     --       --        --      --        --       --
                           from March 3, 1997 to
                           November 30, 1997
                                  1997                 --     --       --        --      --        --       --

----------------------------------------------------------------------------------------------------------------

Stock Options

     No stock options were granted to or exercised by Mr. Catsimatidis during Fiscal 1998. The following table sets forth certain information with respect to options to purchase Common Stock held by John Catsimatidis on November 29, 1998.

                                           Number of Unexercised           Value of Unexercised
                                              Options Held on             in-the-Money Options on
                                             November 29, 1998               November 29, 1998
                                            ------------------              ------------------
Name                                     Exercisable/Unexercisable       Exercisable/Unexercisable
--------------------------------------------------------------------------------------------------
John Catsimatidis.......................         525,000/0                          0/0

--------------------------------------------------------------------------------------------------

     The closing sales price of the Common Stock on the American Stock Exchange on November 25, 1998 (the last trading day before November 29, 1998) was $2.31. On November 29, 1998 Mr. Catsimatidis held options to purchase 275,000 shares of Common Stock at $3.75 per share and options to purchase 250,000 shares at $2.875 per share.

Compensation of Directors

     Non-officer directors receive a quarterly stipend of $1,500 and $500 for each meeting attended. Directors who serve on committees receive $500 for each meeting attended. On April 15, 1999, subject to stockholder approval of the amendment to the 1998 Option Plan at this Annual Meeting, certain non-officer directors of the Company were granted options to purchase an aggregate of 100,000 shares at an exercise price of $1.875 per share. Such options shall become exercisable in equal installments on the first, second and third anniversaries of the date of grant.

Compensation Committee Interlocks and Insider Participation

     The Board of Directors has a Compensation Committee of which Frederick Selby was the only member during Fiscal 1998 (Messrs. Martin Steinberg and Dennis Berberich were appointed as members on April 15, 1999). Mr. Selby is not and has never been an employee or officer of the Company. Since the beginning of Fiscal 1998 Mr. Selby has had no relationship with the Company requiring disclosure under applicable Commission disclosure rules.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Philosophy.  The  Company's  executive  compensation  philosophy  is to  provide
competitive  levels  of  compensation,   integrate  management's  pay  with  the
achievement of the Company's annual and long-term performance goals, reward above average corporate performance, recognize individual initiative and achievement, and assist the Company in attracting and retaining qualified management. Executive compensation consists of base salary and long term incentive compensation in the form of stock options. The compensation of the Company's executive officers is reviewed and approved by the Compensation Committee, which is composed entirely of non-employee directors. Management compensation is intended to be set at levels that the Compensation Committee believes is consistent with others in the Company's industry.

     In reviewing compensation levels of the Company's key executives, the Compensation Committee considers, among other items, corporate profitability on an absolute basis as well as relative to budget; previous years' and competitors' profitability; revenues; and the quality of the Company's services. No specific weight is accorded to any single factor. Relative weights differ from executive to executive and change from time to time as circumstances warrant.

Base Salaries. Base salaries for new management employees are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for managerial talent. Salary adjustments are determined by evaluating the performance of the executive and any increased responsibility assumed by the executive, the competitive marketplace and the performance of the Company.

Equity Ownership. The Company established a stock option plan for its key employees in October 1994 and in March 1998 the Board of Directors approved the 1998 Option Plan for key employees, directors and consultants. In April 1999 the Board of Directors approved an amendment to the 1998 Option Plan to increase the number of shares of stock reserved under the plan from 500,000 to 1,500,000, which amendment is subject to stockholder approval at this Annual Meeting. The Compensation Committee believes that equity ownership by management is a means of aligning management's and stockholders' interests in the enhancement of stockholder value.

Compensation of Chief Executive Officer. Mr. Catsimatidis is the principal stockholder of the Company and from August 1991 to November 10, 1997 served the Company without receiving a salary. During the fiscal year ended March 2, 1997 and the period from March 3, 1997 to November 9, 1997, Mr. Catsimatidis received no compensation from the Company. Since November 10, 1997 Mr.
Catsimatidis has been earning a salary at the rate of $100,000 per year.

                     COMPARATIVE PERFORMANCE BY THE COMPANY

     The Commission requires the Company to present a chart comparing the cumulative total stockholder return on its Common Stock with the cumulative total stockholder return of (i) a broad equity market index and (ii) a published industry index or "peer group." This chart compares for the period from February 28, 1994 to November 27, 1998, the cumulative total stockholder return on the Common Stock with (i) the American Stock Exchange Market Value Index and (ii) the Media General Industry Group 511 Index -- Retail Trade -- Food Stores (the "MG Industry Index"), and assumes an investment of $100 on February 28, 1994 in each of the Common Stock, the stocks comprising the American Stock Exchange Market Value Index and the stocks comprising the MG Industry Index. The total return for each of the Company's Common Stock, the American Stock Exchange Market Value Index and the MG Industry Index assumes the reinvestment of all dividends (although no dividends were declared on the Company's Common Stock during such period). Each index is adjusted for additions and deletions of securities from the index.


                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                         AMONG GRISTEDE'S SLOAN'S, INC.,
                      AMEX MARKET INDEX AND MG GROUP INDEX


 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL]


                                    Gristede's       AMEX         MG Group
                                  Sloan's Inc.    Market Index     Index
                                  ------------    ------------    --------
February 28, 1994                    100.00         100.00         100.00
February 24, 1995                     65.67          91.73          97.50
March 1, 1996                         52.30         111.07         120.76
February 28, 1997                     44.18         118.34         156.08
November 28, 1997                     32.46         132.64         177.57
November 27, 1998                     33.36         131.03         238.61



                     ASSUMES $100 INVESTED ON FEB. 28, 1994
                          ASSUMES DIVIDENDS REINVESTED

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Under a Management Agreement, dated November 10, 1997 (the "Management Agreement"), Namdor Inc., a subsidiary of the Company, performs consulting and managerial services for three supermarkets owned by corporations controlled by John Catsimatidis. In consideration of such services, Namdor Inc. is entitled to receive on a quarterly basis a cash payment of one and one-quarter (1.25%) percent of all sales of inventory and merchandise made at or from the managed supermarkets. During Fiscal 1998 management fee income was $119,000.

     On February 6, 1998 the Company purchased substantially all of the assets and assumed certain of the liabilities of a supermarket located at 1644 York Avenue, New York, New York owned by a corporation controlled by John Catsimatidis. The purchase price is to be the value of the supermarket based upon an appraisal to be conducted by a firm selected by a committee of independent directors of the Company less the amount of certain liabilities assumed by the Company. The appraisal will be based on, among other things, a review of the operating statement of the supermarket for the period from February 6, 1998 to a date no earlier than January 31, 1999. The purchase price will be subject to adjustment to the extent that the acquired inventory is greater or less than the sum of trade payables and liabilities for employee vacation and sick pay that have been assumed by the Company. The purchase price will be paid at such time and by such method as shall be recommended by a committee of the independent directors of the Company and approved by the Board of Directors of the Company, John Catsimatidis abstaining.

     In consideration of accommodations extended to the Company by H.S. Realty Corp. ("H.S. Realty"), a corporation wholly owned by John Catsimatidis which enabled the Company to consummate the sale of assets of the Company's Howard H. Sweet & Son Inc. subsidiary ("Sweet") to Tiffco Jewelry and Chain Crafts, Inc. ("Tiffco"), on January 23, 1990, the Company, among other things, advanced to H.S. Realty approximately $204,000.

     The $204,000 advance was originally to be repayable on the earlier of January 23, 1991 or five days after the sale by H.S. Realty to Tiffco of certain real property leased to Tiffco by H.S. Realty after the sale of assets. Since January 23, 1991, the Board of Directors has extended the repayment date of the advance on an annual basis, the most recent extension being until January 23, 1999 or five days after the sale by H.S. Realty to Tiffco of the Sweet Property. Such indebtedness was fully repaid during Fiscal 1998.

     Effective as of January 1, 1994, the Company entered into Indemnification Agreements with each of its then directors and officers. The Company entered into an Indemnification Agreement with Kishore Lall effective as of October 30, 1997, and also entered into Indemnification Agreements with each of Stuart Spivak, and Michael Seltzer effective March 17, 1998, Martin Steinberg effective July 21, 1998 and Dennis Berberich effective August 18, 1998. Said agreements supplement the indemnification provisions of the Company's By-laws and the Delaware General Corporation Law. The stockholders of the Company authorized the Company to enter into such agreements with each of its directors at the Annual Meeting of Stockholders held on August 21, 1987. The Board of Directors has authorized the Company to enter into such agreements with each of its officers.

     C & S Acquisition Corp. (formerly, Red Apple Leasing, Inc.,) a corporation wholly owned by John Catsimatidis, leases equipment to the Company. Such leases are primarily for store operating equipment. Obligations under capital leases at November 29, 1998 were $821,305 and require monthly payments of $35,114 through March 1, 2001. Obligations under operating leases were $41,676 per month during Fiscal 1998.

     Advertising services are provided to the Company by an affiliated company, MCV Advertising Associates Inc. For Fiscal 1998 the costs incurred were $1,072,544.

     On March 1, 1999, John Catsimatidis issued a limited $1,000,000 guarantee of the collection of accounts receivable assigned to the Company as a result of the merger into subsidiaries of the Company on November 10, 1997 of four corporations directly or indirectly owned by Mr. Catsimatidis (the "Merger"). In order to cover his contingent liability, Mr. Catsimatidis agreed not to permit the liabilities to Mr. Catsimatidis and certain of his affiliates which were assumed by the Company in the Merger to fall below $1,000,000 prior to the issuance of the Company's audited financial statements for the fiscal year ending November 28, 1999. Mr. Catsimatidis also agreed not to require the Company to repay all or any portion of the $4,000,000 in liabilities to Mr. Catsimatidis or his affiliates which were assumed by the Company in the Merger until November 30, 2003.

     During the period from January 8, 1999 to June 3, 1999 corporations controlled by Mr. Catsimatidis made non-interest bearing bridge loans to the Company in the aggregate amount of $5,270,000. The loans are repayable on demand.

     By virtue of his ownership of Common Stock and his position as Chairman of the Board of the Company, John Catsimatidis may be deemed to be a "parent" of the Company under rules promulgated by Commission.

     The Company leases three locations from Red Apple Real Estate, Inc., a company solely owned by John Catsimatidis. During Fiscal 1998 the Company paid to Red Apple Real Estate, Inc. $605,373 for rent and real estate taxes under such leases.

     Wolf, Block, Schorr and Solis-Cohen LLP, a law firm in which Martin Bring, a director of the Company, is a partner, received fees of approximately $219,035 for rendering legal services to the Company during Fiscal 1998.

                             PROPOSAL TO APPROVE THE
                                1998 OPTION PLAN

Summary Description of Amendment and 1998 Option Plan

     On April 15, 1999, the Board of Directors adopted, subject to stockholder approval, a resolution to amend the 1998 Option Plan to increase from 500,000 to 1,500,000 the aggregate number of shares of Common Stock which may be issued upon exercise of all options under the 1998 Option Plan.

     The 1998 Option Plan is designed to provide long-term incentive benefits by the grant of stock options to key employees, officers, directors and other persons who perform services for or on behalf of the Company. An aggregate of
500,000 shares are currently reserved for issuance upon exercise of options which may be granted under the 1998 Option Plan. Currently there are approximately 60 persons that are eligible to receive options under the 1998 Option Plan, of which 48 are Company employees, three are executive officers, four provide services to the Company and five are non-employee directors.

     The 1998 Option Plan authorizes the issuance of incentive stock options ("ISOs"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and stock options that do not qualify under that Code section ("NSOs").

     The 1998 Plan provides that it is to be administered by the Board of Directors or by one or more committees composed solely of two or more non-employee directors within the meaning of Rule 16b-3 promulgated under the Exchange Act (the "Committee"). The Board of Directors or the Committee has authority to administer and interpret the provisions of the 1998 Option Plan; to determine when and to whom options will be granted; whether such options will be ISOs or NSOs, and to prescribe the terms and conditions of the options (including the number of shares of Common Stock subject to each option, the exercise price of the option, the number of installments, if any, in which the option may be exercised and the duration of the option), subject to the provisions of the 1998 Option Plan.

     Options granted under the 1998 Option Plan are not transferable other than by will or the laws of descent and distribution. In the case of an ISO, the exercise price of each option shall not be less than 100% of the fair market value of the underlying Common Stock on the date the ISO is granted.

     If the holder of an ISO ceases to be employed by the Company for any reason other than such person's death or permanent disability, the ISO will immediately become void upon such termination; provided, however, that the option may be exercised within three months after the date the holder ceases to be employed, but only to the extent the option was exercisable on the date of such cessation of employment. Special provisions relating to the termination of the option apply in the case of death or permanent disability of the holder of an ISO. Termination of employment with the Company by the holder of an NSO (including as a result of death or permanent disability) will have the effect specified in the individual option agreement as determined by the Board of Directors or the Committee.

     The purchase price for options granted under the 1998 Option Plan must be paid in full by any one or a combination of the following methods: (i) in cash or by certified or cashier's check payable to the order of the Company, (ii) by cancellation of indebtedness, (iii) through the delivery of other shares of Common Stock having an aggregate fair market value equal to the total exercise price of the option being exercised, (iv) with the approval of the Board of Directors or the Committee, by a promissory note made by the optionee in favor of the Company upon the terms and conditions to be determined by the Board of Directors or the Committee and secured by the shares issuable upon exercise of such option, (v) through any combination of the foregoing, or (vi) in such other manner as the Board of Directors or the Committee may specify in order to facilitate the exercise of options by the holders thereof.

     The Board of Directors is authorized to suspend, terminate or amend the 1998 Option Plan at any time, provided that, without the consent of the optionee, no amendment, suspension or termination shall be made that would impair any rights or obligations of the optionee under any option theretofore granted under the 1998 Option Plan. If stockholder approval is required pursuant to Rule 16b-3 or any other rule or regulation under the Exchange Act, no amendment shall be effective unless approved by the stockholders of the Company if such amendment shall (i) increase the maximum number of shares which may be acquired pursuant to options under the 1998 Option Plan, (ii) change the minimum exercise price of any option which may be granted, (iii) increase the maximum term of any option which may be granted or (iv) change the designation of persons eligible to receive options under the 1998 Option Plan.

Federal Income Tax Consequences

     Options  granted  under the 1998  Option  Plan that  qualify  as ISOs under
Section 422 of the Code will be treated as follows:

     No tax consequences will result to the optionee or the Company from the grant of an ISO to, or the exercise of an ISO by, the optionee. Instead, the optionee will recognize gain or loss when he sells or disposes of the shares transferred to him upon exercise of the option. For the purposes of determining such gain or loss, the optionee's basis in such shares will be his option price. If the date of sale or disposition of such shares is at least two years after the date of the grant of the ISO and at least one year after the transfer of the shares to him upon exercise of the option, the optionee will be entitled to long-term capital gain treatment upon the sale or disposition.

     The Company generally will not be allowed a deduction with respect to an ISO. However, if an optionee fails to meet the foregoing holding period requirements, any gain recognized by the optionee upon sale or disposition of the shares transferred to him upon exercise of an ISO will be treated in the year of such sale or disposition as ordinary income, rather than capital gain, to the extent of the excess, if any, of the fair market value of the shares at the time of exercise (or, if less, in certain cases the amount realized on such sale or disposition) over their option price, and in that case the Company will be allowed a corresponding deduction.

     The amount, if any, by which the fair market value of the shares transferred to the optionee upon the exercise of an ISO exceeds the option price will constitute an "item of adjustment" that increases the optionee's "alternative minimum taxable income" subject in certain circumstances to the "alternative minimum tax." Such item of tax adjustment will increase the optionee's basis in his stock for purposes of the alternative minimum tax.

     Options granted under the 1998 Option Plan which are NSOs will be treated as follows:

     There are no federal income tax consequences to an optionee or to the Company upon the grant of an NSO under the 1998 Option Plan. Except as described below, upon exercise of an NSO, the optionee will be treated as having received ordinary income in an amount equal to the excess of the fair market value of the Common Stock over the exercise price.

     The ordinary income recognized by an optionee with respect to the exercise of an option is subject to both wage withholding and employment taxes. The Company will generally be entitled to a deduction for federal income tax purposes of an amount equal to the ordinary income taxable to the optionee upon exercise, provided that applicable income tax withholding requirements are satisfied.

     An optionee's tax basis in the Common Stock received on exercise of such option is equal to the amount of any cash paid on exercise plus the amount of ordinary income recognized as a result of the receipt of such shares. The holding period for such Common Stock generally begins on the date of exercise or, in the case of an officer, director or beneficial owner of more than 10% of any class of equity securities of the Company, on the earlier of (i) six months after acquisition, or (ii) the earliest date on which such person may sell such shares of Common Stock at a profit without being subject to suit under Section 16(b) of the Exchange Act (unless the optionee elects to be taxed as of the date of exercise).

     If an optionee exercises an option by delivering Common Stock held by the optionee, the optionee will recognize ordinary income (and the Company will be entitled to an equivalent tax deduction) to the extent that the value of Common Stock received exceeds the exercise price under the option; however, based upon rulings issued by the Internal Revenue Service, in general, no gain or loss should be recognized upon the transfer of such previously acquired Common Stock to the Company upon exercise of the option. Provided the optionee receives a separate identifiable stock certificate therefor, the optionee's tax basis in that number of shares of Common Stock received on such exercise which is equal to the number of shares exchanged therefor will be equal to his tax basis in the shares of Common Stock surrendered. Common Stock received by the optionee in excess of the number of previously acquired shares of Common Stock surrendered upon exercise of the option will have a tax basis equal to the amount of ordinary income recognized in connection with such exercise. The holding period for such additional shares will commence on the date ordinary income is recognized.

     On the disposition of Common Stock received upon exercise of an option, the difference between the amount realized and the tax basis of the Common Stock will be a long-term or short-term capital gain or loss, depending on whether the optionee held the Common Stock for the requisite holding period.

New Plan Benefits

     The following table sets forth the benefits or amounts that have been received or allocated to each of the following under the 1998 Option Plan. Additional benefits or amounts that may be received by or allocated to potential participants in the 1998 Option Plan are not determinable.

                                                                      Shares of
                   Name and Position             Dollar Value *     Common Stock
                   -----------------             --------------     ------------
John Catsimatidis ...............................       0                    0
  Chairman of the Board
  and Chief Executive Officer
Executive Group .................................       0               80,000
Non-Executive Director Group ....................       0              100,000
Non-Executive Officer Employee Group ............       0              617,500

----------
* Based on a comparison of the closing sales price of the Common Stock on the American Stock Exchange on July 7, 1999 ($1.875) and the exercise price for the options granted to the person or group and assuming the options are fully vested. On March 17, 1998, options to purchase an aggregate of 500,000 shares of Common Stock were granted under the 1998 Option Plan at an exercise price of $2.625 per share to certain employees of the Company and other persons. On April 15, 1999, subject to stockholder approval of the 1998 Option Plan at this Annual Meeting, options to purchase an aggregate of 197,500 shares of Common Stock were granted at an exercise price of $2.625 per share to certain employees and executive officers of the Company and options to purchase 100,000 shares of Common Stock were granted at an exercise price of $1.875 per share to certain directors of the Company.

Recommendation and Requisite Vote

     The Board of Directors believes that the 1998 Option Plan has advanced the interests of the Company by providing equity incentive to motivate and retain key employees and directors of the Company and by further aligning the interests of said persons with those of the Company's stockholders. As of July 7, 1999, all of the 500,000 shares of Common Stock originally reserved under the 1998 Option Plan were subject to outstanding options granted under the 1998 Option Plan and options to purchase an additional 297,500 shares of Common Stock had been granted subject to stockholder approval of the amendment to the 1998 Option Plan to be considered at this Annual Meeting. The Board of Directors believes that in order for the 1998 Option Plan to continue to effectively achieve its aforementioned purposes, it is necessary to increase the number of shares of Common Stock reserved under the 1998 Option Plan.

     The affirmative vote of the holders of a majority of shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the amendment to the 1998 Option Plan to increase the number of shares reserved under the 1998 Option Plan from 500,000 to 1,500,000.

                               PROPOSAL TO CHANGE
                  THE COMPANY'S NAME TO GRISTEDE'S FOODS, INC.

     The Board of Directors has adopted a resolution to amend the Company's Certificate of Incorporation in order to change the name of the Company to Gristede's Foods, Inc. Because 31 of the Company's 41 supermarkets are currently operated under the tradename "Gristede's," management believes that the proposed name will be more descriptive of the business to be conducted by the Company than its present name.

     The affirmative vote of holders of a majority of the outstanding shares of Common Stock entitled to vote thereon at the Annual Meeting (9,818,288 shares based on 19,636,574 shares outstanding) with each share entitled to one vote, is required for approval of the proposed amendment to the Certificate of Incorporation.

     The Board of Directors recommends a vote FOR the approval of the proposed amendment to the Company's Certificate of Incorporation.

                                  OTHER MATTERS

     Any stockholder intending to submit a proposal for presentation at the Company's next Annual Meeting of Stockholders must submit such proposal to the Company at its executive offices by March 18, 2000.

     A representative of BDO Seidman, LLP is expected to be present at the meeting and will have the opportunity to make any desired statement and respond to appropriate questions.

     The Board of Directors knows of no other matters to be brought before this meeting. The expense of preparing, assembling and mailing this information statement will be borne by the Company. The Company will reimburse brokerage houses, banks and custodians for their out-of-pocket expenses in forwarding the Notice of Annual Meeting and Information Statement and the Company's Annual Report to Stockholders to the beneficial owners of stock held of record.

     The Company will provide to any stockholder of record at the close of business on July 12, 1999, without charge, upon written request to its Secretary, Michael Seltzer, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended November 29, 1998.